Exhibit 99.1

CNS Pharmaceuticals Appoints Faith L. Charles, JD
as Chair of the Board of Directors

Over 30 years of deep life sciences industry experience with a wide range of expertise in corporate governance, capital markets, licensing and strategic collaborations

HOUSTON, TX (January 3, 2023) – CNS Pharmaceuticals, Inc. (NASDAQ: CNSP) (“CNS” or the “Company”), a biopharmaceutical company specializing in the development of novel treatments for primary and metastatic cancers in the brain and central nervous system, today announced it has appointed Faith L. Charles as Chair of its Board of Directors.

“The depth and breadth of knowledge, experience and network that Faith brings to our Board will be invaluable to CNS Pharma. We are thrilled to welcome her and look forward to leveraging her expertise as we continue to execute on our clinical development, drive future growth and create shareholder value in the near and long term,” commented John Climaco, CEO of CNS Pharmaceuticals.

Ms. Charles has been a corporate transactions and securities partner at the law firm of Thompson Hine, LLP, since 2010. She currently leads Thompson Hine’s Life Sciences practice and co-heads the securities practice, advising public and emerging biotech and pharmaceutical companies in the U.S. and internationally. Ms. Charles negotiates complex private and public financing transactions, mergers and acquisitions, licensing transactions and strategic collaborations.

Ms. Charles currently serves on the Board of Directors of Avenue Therapeutics, a specialty pharmaceutical company focused on the development and commercialization of therapies for the treatment of central nervous system diseases and on the Board of Directors, Audit Committee and Nominating and Corporate Governance Committee of Abeona Therapeutics Inc., a clinical-stage biopharmaceutical company developing cell and gene therapies for life-threatening rare genetic diseases whose common stock is listed on the Nasdaq. From 2018 until October 2021, Ms. Charles served on the Board of Directors and as a member of the Audit Committee and Chair of the Compensation Committee of Entera Bio Ltd., a publicly-traded biotechnology company. Ms. Charles founded the Women in Bio Metro New York chapter and chaired the chapter for five years and served on the Women and Bio National Board for over 3 years . Ms. Charles is also a member of the board of Red Door Community formerly Gilda’s Club New York City. She has been recognized as a Life Sciences Star by Euromoney’s LMG Life Sciences, has been named a BTI Client Service All-Star, and was named by Crain’s New York Business to the list of 2020 Notable Women in the Law.

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“CNS Pharmaceuticals has continually demonstrated their dedication to GBM patients and driving their clinical development of Berubicin forward. While operated by a lean and mighty management team, they have made significant advancements and I believe are in a position to positively impact the GBM treatment space, where there remains significant unmet need. I am pleased to join the Company’s Board of Directors and offer insights from experiences amassed over the course of my career to help guide their clinical development program and corporate growth,” added Ms. Charles.

Ms. Charles holds a J.D degree from The George Washington University Law School and a B.A. in Psychology from Barnard College, Columbia University. Ms. Charles is a graduate of Women in Bio’s Boardroom Ready Program, an Executive Education Program taught by The George Washington University School of Business.

About CNS Pharmaceuticals, Inc.

CNS Pharmaceuticals a clinical-stage pharmaceutical company developing a pipeline of anti-cancer drug candidates for the treatment of primary and metastatic cancers of the brain and central nervous system. The Company's lead drug candidate, Berubicin, is a novel anthracycline and the first anthracycline to appear to cross the blood-brain barrier. Berubicin is currently in development for the treatment of a number of serious brain and CNS oncology indications including glioblastoma multiforme (GBM), an aggressive and incurable form of brain cancer.

For more information, please visit www.CNSPharma.com, and connect with the Company on Twitter, Facebook, and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements relate to future events, future expectations, plans and prospects. Although CNS believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. CNS has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under Item 1A. "Risk Factors" in CNS's most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. CNS undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACTS:

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

CNSP@jtcir.com

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